                                                                   Exhibit 10.38


                                                                  EXECUTION COPY






                           ASSET PURCHASE AGREEMENT

                             FOR THE PURCHASE OF

                               CERTAIN ASSETS OF

                          PARKWAY MANUFACTURING, INC.

                                 BY AND AMONG

                         PARKWAY MANUFACTURING, INC.,

                               KERRY WILKINSON,

                          LARRY DUVALL, TINA DUVALL,

                          ICON HEALTH & FITNESS, INC.

                                      AND

                         HEALTHRIDER ACQUISITION CORP.

                                 JULY 3, 1996

                           ASSET PURCHASE AGREEMENT

                               Table of Contents
                               -----------------
                                                                           Page
                                                                           ----
RECITALS   ..................................................................1

SECTION 1: PURCHASE AND SALE OF ASSETS.......................................1

     1.1    Purchased Assets.................................................1
     1.2    Retained Assets..................................................2
     1.3    Assumed Liabilities..............................................2
     1.4    Retained Liabilities.............................................2
     1.5    Buy Out of Manufacturing Agreement...............................3

SECTION 2: PAYMENT...........................................................3

     2.1    Purchase Price...................................................3
     2.2    Audit; Payments..................................................4
     2.3    Payments of Transfer Taxes.......................................4

SECTION 3: THE CLOSING.......................................................4

     3.1    Time and Place...................................................4
     3.2    Execution and Delivery of Documents of Title.....................4

SECTION 4: REPRESENTATIONS AND WARRANTIES OF THE SELLER......................5

     4.1    Organization.....................................................5
     4.2    Authority........................................................5
     4.3    No Violation.....................................................5
     4.4    Title............................................................5
     4.5    Properties; Condition............................................6
     4.5.1  Real Property....................................................6
     4.5.2  Tangible Property................................................6
     4.6    Inventories and Receivables......................................6
     4.6.1  Inventories......................................................6
     4.6.2  Accounts Receivable..............................................6
     4.7    Taxes............................................................6
     4.8.   Absence of Undisclosed Liabilities...............................7
     4.9    Absence of Certain Changes.......................................7
     4.10   Intellectual Property............................................7

                                                                           Page
                                                                           ----
     4.11   Contracts........................................................7
     4.12   Litigation.......................................................8
     4.13   Insurance........................................................8
     4.14   Compliance with Laws.............................................8
     4.15   Employee Benefit Plans...........................................9
     4.16   Employees........................................................9
     4.17   Environmental and Safety Matters.................................9
     4.18   Disclosure of Material Information..............................10
     4.19   Brokers.........................................................10
     4.20   Continuing Representations......................................10
     4.21   Sole Representations and Warranties.............................10

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER..........................11

     5.1    Organization....................................................11
     5.2    Authority.......................................................11
     5.3    No Violation....................................................11
     5.4    Continuing Representations......................................11
     5.5    Sole Representations and Warranties.............................11

SECTION 6. CONDITIONS.......................................................12

     6.1    Conditions to Obligations of the Buyer..........................12
     6.1.1  Representations; Performance of Obligations.....................12
     6.1.2  Transfer of Purchased Assets....................................12
     6.1.3  Consents to Assignment of Manufacturing Agreement...............12
     6.1.4  Opinion of Seller's Counsel.....................................12
     6.1.5  Corporate Documents.............................................12
     6.1.6  Physical Properties.............................................12
     6.1.7  No Pending Actions; Legality; Governmental Authorization........13
     6.1.8  Closing of HealthRider..........................................13
     6.1.9  Consent of GECC.................................................13
     6.1.10 Mutual General Release................................. ........13
     6.2    Conditions to Obligations of the Seller.........................13
     6.2.1  Representations; Performance of Obligations.....................14
     6.2.2  Consent to Assignment of Manufacturing Agreement................14
     6.2.3  Opinions of Buyer's Counsel.....................................14

SECTION 7. COVENANTS........................................................14

     7.1    Access..........................................................14

                                                                           Page
                                                                           ----
     7.2    Satisfaction of Conditions......................................14
     7.3    No Solicitation; Confidentiality................................14
     7.4    Accuracy of Representations and Warranties......................14
     7.5    Compliance with Bulk Transfer Requirements......................15
     7.6    Tax Matters.....................................................15
     7.7    Further Assurances..............................................15
     7.8    Limitations on Certain Corporate Actions........................15
     7.9    Covenant Not to Compete.........................................15
     7.10   WARN Act Liability..............................................16
     7.11   Vendor Commitments..............................................17

SECTION 8: TERMINATION......................................................17

     8.1    Termination of Agreement........................................17
     8.2    Effect of Termination and Right to Proceed......................17

SECTION 9: INDEMNIFICATION..................................................18

     9.1    Indemnification, General........................................18
     9.2    Environmental Indemnification...................................18
     9.4    Deductible......................................................19
     9.3    Survival of Representations and Warranties......................19
     9.5    Claims..........................................................19

SECTION 10.  MISCELLANEOUS..................................................20

     10.1   Fees and Expenses...............................................20
     10.2   Law Governing; Juridiction......................................20
     10.3   Notices.........................................................20
     10.4   Entire Agreement................................................22
     10.5   Amendment.......................................................22
     10.6   Assignability...................................................22
     10.7   Waivers; Severability...........................................22
     10.8   Section Headings................................................22
     10.9   Counterparts....................................................22
     10.10  Attorneys' Fees.................................................22
     10.11  Third Party Beneficiaries.......................................23

Table of Exhibits
- -----------------

Exhibit A     Bill of Sale, Assignment and Assumption Agreement
Exhibit B     Consent and Release
Exhibit C     Opinion of Seller's Counsel
Exhibits D(1) Opinions of Buyer's Counsel and D(2)


Disclosure Schedules
- --------------------

1.1(a)        Furniture, Fixtures and Equipment
1.1(b)        Raw Materials and Work-in-Process Inventory
1.1(c)        Finished Goods Inventory
1.1(d)        Receivables Owed from HealthRider
1.3(a)        Liabilities for Vendor Commitments
1.3(b)        Employees Causing Liability Under WARN
4.4           Title
4.5.1(b)      List of All Lessor/Lessee Agreements
4.5.2         Property Not Located at 2501 E. Magnolia
4.7           Taxes
4.9           Absence of Certain Changes
4.11          Leases, Contracts, Plans, Agreements, Licenses
4.12          Pending Litigation
4.13          Insurance Policies on Purchased Assets
4.14          Compliance With Laws
4.15          Pension, Profit-Sharing, and All Benefits Plans
4.16          Employees
4.17          Releases of Hazardous Materials
6.1.7         Pending Actions

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     AGREEMENT made as of this 3rd day of July, 1996, by and among Icon Health & Fitness, Inc., a Delaware corporation ("IHF"); HealthRider Acquisition Corp., a Delaware corporation, and an indirect subsidiary of IHF ("Buyer"); Parkway Manufacturing, Inc., an Arizona corporation ("Seller"); Kerry Wilkinson; Larry DuVall; and Tina DuVall (Wilkinson and Larry and Tina DuVall, collectively, the "Individuals")

     The Buyer desires to buy out all right, title and interest of the Seller in and to the Manufacturing Agreement, dated March 10, 1995 between the Seller and ExerHealth, Inc. (succeeded by HealthRider, Inc.), as amended by Manufacturing Agreement Addendum dated November 1, 1995 (the "Manufacturing Agreement"); and

     The Seller desires to sell, and the Buyer desires to acquire all rights and interest of the Seller in certain assets of the Seller relating to the Manufacturing Agreement.

     Accordingly, in consideration of the respective representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  PURCHASE AND SALE OF ASSETS
            ---------------------------

     1.1    Purchased Assets.  Subject to the terms, provisions and conditions
            ----------------
set forth herein, the Seller agrees to sell, assign, transfer and convey to the Buyer, and the Buyer agrees to purchase, acquire and accept from the Seller, the following assets and properties (the "Purchased Assets"):

            (a) all furniture, fixtures, leasehold improvements, equipment, machinery, parts, and tools specified in Schedule 1.1(a) ("F,F&E");

            (b) all raw materials and work-in-process attributable or related to Seller's production of HealthRider or AerobicRider units for HealthRider, Inc. specified in Schedule 1.1(b) ("Inventory");
                                    ---------------

            (c)  all finished goods rider inventory specified in Schedule 1.1(c)
                                                                 ---------------
     ("Finished Goods");

            (d) the total outstanding accounts receivable owed to Seller from HealthRider, Inc. specified in Schedule 1.1(d) (the "HealthRider
                                    --------------
     Receivables");

            (e) all licenses, permits and operating rights relating to the assets specified in subsections (a)-(d) above (the "Principal Assets") and to the Manufacturing Agreement, to the extent they are legally transferable by Seller;

            (f) all intellectual property rights and other general intangibles relating to the Manufacturing Agreement and to the Principal Assets as utilized in connection with the Manufacturing Agreement, including, without limitation, any and all patents (and applications therefor), know-how, unpatented inventions, trade secrets, secret formulas, business and marketing plans, and copyrights, trademarks and tradenames (and applications therefor);

            (g) all of Seller's customer and supplier lists, records and information, and instructional material and literature relating to the Principal Assets and the Manufacturing Agreement; and

            (h) all books and records relating to the Principal Assets and the Manufacturing Agreement, including, without limitation, blueprints, drawings and other technical papers, maintenance, and asset history records, and all historical source data and other information electronically stored or otherwise recorded relating to the foregoing.

     1.2    Retained Assets.  The Seller will retain ownership of all assets of
            ---------------
the Seller not specifically included in the Purchased Assets as defined in
Section 1.1 or in the buy out of the Manufacturing Agreement pursuant to Section
1.5 (the "Retained Assets").

     1.3    Assumed Liabilities.  The Buyer shall assume and agree to pay,
            -------------------
perform and discharge only the liabilities and obligations of the Seller set forth below (the "Assumed Liabilities"), and will pay, perform and discharge the Assumed Liabilities as they become due. The Assumed Liabilities shall consist only of:

            (a) The liabilities and obligations of the Seller for the vendor commitments listed in Schedule 1.3(a) up to a maximum amount of
                           ---------------
     $1,000,000.00 (including any attorneys' fees related to any such claims);
     and

            (b) Any liability under the Worker Adjustment and Retraining Notification Act (29 U.S.C. (S)(S)2101-2109) ("WARN Act") attributable to the layoff or termination of those employees of the Seller listed in
     Schedule 1.3(b) up to a maximum amount of $750,000.00.
     ---------------

     1.4    Retained Liabilities.  The Buyer will not assume, pay or discharge
            --------------------
any debts, liabilities, obligations, contracts, loans, commitments, or undertakings of the Seller, whether fixed, unliquidated, contingent or otherwise and whether or not related to the Purchased Assets or the Manufacturing Agreement, unless expressly assumed by the Buyer pursuant to Section 1.3 above, including without limitation all liabilities and obligations of the Seller (i) related to products sold under the Manufacturing Agreement prior to the Closing, including, but not limited to, any claims for breach of warranty and products liability related thereto and/or set forth on Schedule 4.12 hereto, (ii) for the
                                              -------------
liabilities and obligations to the vendors listed in Schedule 1.3(a) in respect
                                                     ---------------
of goods shipped prior to the date hereof, and (iii) related to the continuation of group health plan coverage under Section 4980B of the Internal Revenue Code of 1986, as amended ("Code"), Sections 601 through 609 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and any applicable state law with respect to the Seller and its affiliates, including any such liabilities and obligations for those employees listed on Schedule 1.3(b) and their dependents.
          ---------------
All such liabilities retained by the Seller (the "Retained Liabilities") shall be paid or otherwise satisfied by the Seller when due.

     1.5    Buy Out of Manufacturing Agreement.  The parties agree that as of
            ----------------------------------
the Closing Date the Buyer shall buy out all of the right, title and interest of the Seller in and to the Manufacturing Agreement. In consideration of said buy out, the Buyer shall pay to the Seller Five Million Dollars ($5,000,000) (the "Buy Out Payment") .

SECTION 2.  PAYMENT
            -------

     2.1    Purchase Price.  The computation and allocation of the purchase
            --------------
price for the sale by Seller to Buyer of the Purchased Assets shall be as set forth below. The Seller and the Buyer shall be bound by such allocation for all purposes and to account for and report the purchase and sale contemplated hereby for tax purposes in accordance with such allocation.

            A.   F, F&E                                         $2,500,000.00

            B.   Inventory (Seller's actual
                 delivered in cost as set
                 forth on Schedule 1.1(b)                       $1,413,395.00
                          ---------------

            C.   Finished Goods (Seller's
                 historical invoice price
                 as charged to HealthRider, Inc.
                 as set forth on Schedule 1.1(c)                $  175,794.00
                                 ---------------

            D.   HealthRider Receivables as set
                 forth on Schedule 1.1(d)                       $1,050,000.00
                          ---------------

            Total (the "Purchase Price")                        $5,139,189.00

     Any Purchase Price for the Purchased Assets not previously specifically allocated hereunder shall be allocated among the Purchased Assets in a manner consistent with the principles of Section 1060 of the Internal Revenue Code and the regulations thereunder applying the so-called residual method in proportion to their relative fair market values as of the Closing Date. If the Seller and the Buyer cannot agree on the Purchase Price allocation, such disagreement shall be referred for resolution to such a nationally recognized independent public accountant firm as is mutually agreed upon by the Seller and the Buyer (a "Tax Referee"). If the parties cannot agree on such a Tax Referee, the Tax Referee shall be picked by two nationally recognized accounting firms, one picked by the Buyer and one picked by the Seller; provided, however, that the Tax Referee so picked may not then be the independent accountant regularly employed by the Buyer or the Seller. The decision of the Tax Referee shall be final and binding on the parties. The fees of the Tax Referee shall be shared equally by the Seller and the Buyer.

     2.2    Audit: Payments.  The Buyer and its attorneys, accountants and
            ---------------
agents shall have the right at such times prior to the Closing as deemed necessary or desirable to audit and inspect Inventory and Finished Goods, and the books and records related thereto to verify and confirm the amount to be paid for such assets. The Buyer will pay to the Seller the amount of $100,000 contemporaneously with the execution hereof and an additional $100,000 on the Monday of each succeeding week until the Closing. Such payments shall be credited towards the Purchase Price and nonrefundable, except that such payments shall be immediately refunded to Buyer by Seller upon any termination of this Agreement by Buyer pursuant to Section 8.1(e) hereof (except for any termination due to the nonfulfillment of a condition to Closing set forth in Section 6.1.8 or 6.1.9) and one-half of such payments shall be immediately refunded to Buyer by Seller upon any termination of this Agreement by Buyer pursuant to Section 8.1(e) hereof due to the nonfulfillment of the condition to Closing set forth in
Section 6.1.8 due to the failure of the Buyer to receive HSR approval for the acquisition of HealthRider, Inc. At the Closing, the Buyer will deliver to the Seller the balance of the Purchase Price and the Buy Out Payment by wire transfer of immediately available funds.

     2.3    Payments of Transfer Taxes.  All taxes levied or imposed in
            --------------------------
connection with the sale and transfer of the Purchased Assets to the Buyer, including without limitation, any and all sales, use, transfer and excise taxes imposed by federal, state or local taxing authorities shall be borne by the Seller.


SECTION 3.  THE CLOSING
            -----------

     3.1    Time and Place.  The closing ("Closing") shall take place at 10:00
            --------------
a.m. at the offices of Kruse, Landa & Maycock, L.L.C., 50 West Broadway, Eighth Floor, Salt Lake City, Utah 84101, on the second business day following the closing of the Buyer's purchase of the assets of HealthRider, Inc., or at such other time and place as the parties hereto may mutually agree. The date on which the Closing takes place is referred to herein as the "Closing Date."

     3.2    Execution and Delivery of Documents of Title.  At the Closing, the
            --------------------------------------------
Seller and Buyer shall execute and deliver the Bill of Sale, Assignment and Assumption Agreement attached hereto as Exhibit A and the Seller shall execute
                                        ---------
and deliver such deeds, conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as the Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Seller to the Buyer and the buy out of the Manufacturing Agreement. Such instruments and documents shall be sufficient to convey to the Buyer good and merchantable title in the Purchased Assets, free and clear of all liabilities, liens or encumbrances whatsoever. The Seller agrees that it will, from time to time after the Closing Date, take such additional action and execute and deliver such further documents as the Buyer may reasonably request in order to effectively sell, transfer and convey the Purchased Assets to the Buyer and to place the Buyer in a position to operate and control all of the Purchased Assets.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SELLER
            --------------------------------------------

     As a material inducement to the Buyer to enter into and perform this Agreement, the Seller represents, warrants, covenants and agrees as follows:

     4.1    Organization.  The Seller is a corporation duly organized, validly
            ------------
existing and in good standing under the laws of the State of Arizona, with full power and authority (corporate or otherwise) to own or lease its property and carry on its business, as and how such business is now conducted, and to consummate the transactions contemplated by this Agreement.

     4.2    Authority.  The execution, delivery and performance of this
            ---------
Agreement and such other documents contemplated by this Agreement (the "Related Documents") by or on behalf of the Seller have each been duly and validly authorized by the Seller and this Agreement and such Related Documents will be valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

     4.3    No Violation.  The entering into of this Agreement and the Related
            ------------
Documents by the Seller does not, and the consummation of the transactions contemplated hereby will not, (i) violate the provisions of any applicable laws of the United States or the State of Arizona or the Articles of Incorporation or By-Laws of the Seller, or (ii) violate any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of the Seller under, any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which the Seller is a party or by which the Seller is bound, or to which any property of the Seller is subject. No default or breach will occur in any material respect by virtue of the consummation of the transactions contemplated herein under any material contract, agreement, indenture or other instrument applicable to the Seller.

     4.4    Title.  Except as set forth on Schedule 4.4, the Seller has good and
            -----                          ------------
marketable title to all of the Purchased Assets and the Manufacturing Agreement, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions whatsoever. The sale and delivery of the Purchased Assets and the Manufacturing Agreement to the Buyer pursuant hereto shall vest in the Buyer good and marketable title thereto, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions whatsoever, including the liens set forth on Schedule 4.4, all of which shall be released and discharged prior to
         ------------
the Closing.

     4.5    Properties; Condition.
            ---------------------

            4.5.1   Real Property.  The Seller does not own any interest in real
                    -------------
property nor does it hold nor is it subject to any options or contractual obligations to purchase or acquire or sell or dispose of any interest in real property. Schedule 4.5.1(b) attached hereto sets forth a list and summary
           -----------------
description of all leases, subleases or other agreements under which Seller is lessor or lessee of any real property. To the knowledge of the Seller, all of such leases are in full force and effect and, except as set forth on Schedule
                                                                     --------
4.5.1(b),  there is no material and continuing default, and the Seller has not
- --------
received any notice of an event of default or notice of an event which with notice or lapse of time or both would constitute a default.

            4.5.2   Tangible Property.  Except as set forth on Schedule 4.5.2,
                    -----------------                          --------------
all of the equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property now owned by the Seller are located at the Seller's facility at 2501 E. Magnolia, Phoenix, Arizona.

     4.6    Inventory and Receivables.
            -------------------------

            4.6.1   Inventories.
                    -----------

            (a)     The values at which the inventories are carried on Schedules
                                                                       ---------
     1.1(b) and 1.1(c), are solely based on (i) the Seller's historical invoice
     ------     ------
     price as charged to HealthRider, Inc. in the case of Finished Goods, and
     (ii) the Seller's actual cost in the case or all other Inventory.

            (b)     The inventories reflected on Schedules 1.1(b) and 1.1(c)
                                                 ----------------     ------
are, (i) in all material respects in good and merchantable condition, (ii) usable in all material respects for the purposes for which they are intended or salable in the ordinary course of business of the Seller, and (iii) verifiable in all material respects by reference to records which are maintained by the Seller.

     4.6.2  Accounts Receivable.  The HealthRider Receivables are valid and
            -------------------
enforceable claims, subject to no set-off or counterclaim, and are fully collectible in the ordinary course of business.

     4.7    Taxes.  The Seller has timely filed all federal, state and local
            -----
income, excise, payroll, withholding franchise, real estate and sales and use tax returns required to be filed by it. All such tax returns are correct and complete in all respects. Except as set forth on Schedule 4.7, the Seller has
                                                 ------------
paid all taxes owing by it except taxes which have not yet accrued or otherwise become due and which do not, in the aggregate, exceed $10,000. There are no liens for federal or state taxes, assessments or government charges or levies upon any property or assets of the Seller. No extensions of time for the assessment of deficiencies for any year are in effect. Neither the Internal Revenue Service nor any other taxing authority has asserted or, to the knowledge of the Seller, threatened to assert against the Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. The Seller has no liability for the taxes of any person, as a transferee or successor, by contract, or otherwise, or is a party to or bound by any contractual obligation relating to any allocation or sharing of taxes.

     4.8    Absence of Undisclosed Liabilities.  Except as set forth in the list
            ----------------------------------
of the Seller's

creditors provided by the Seller to the Buyer pursuant to Section 7.5, there are no material liabilities of the Seller, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due).

     4.9    Absence of Certain Changes.  Except as set forth on Schedule 4.9,
            --------------------------                          ------------
since June 1, 1996, there has not been:

            (a) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any part of the properties or assets of the Seller, except for sales of inventory in the ordinary course of business;

            (b) any physical damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Seller's properties, assets or business; or

            (c) any termination or failure to renew, or receipt of any threat to terminate or failure to renew, any contract or other agreement affecting the Purchased Assets, the Assumed Liabilities or the Manufacturing Agreement pursuant to which the Seller paid or received annual payments in excess of $5,000.

     4.10   Intellectual Property.  The Seller either owns or has a valid,
            ---------------------
enforceable right to use all intellectual property necessary to conduct its business as presently conducted. To the knowledge of the Seller, the Seller has not infringed or violated in any way any patent, trademark, trade name or copyright of others, and has not received during the past three years any notice, claim or protest regarding any such violations or infringement. No current or former stockholder, employee, officer or director of the Seller has (directly or indirectly) any right, title or interest in any of the intellectual property being conveyed to Seller pursuant to Section 1.1(g) hereof.

     4.11   Contracts.  Except for leases, contracts, commitments, plans,
            ---------
agreements, instruments and licenses described in Schedule 4. 11 (the "Material
                                                  --------------
Contracts"), the Seller is not a party to or subject to:

            (a) any plan or contract providing for bonuses, options, stock purchases, collective bargaining or the like, or any contract or agreement with any labor union;

            (b) any employment contract or contract for services not terminable at will by and without penalty or further liability to the Seller;

            (c) any contract, option, lease or other agreement of any nature involving or relating in any manner to any of the Purchased Assets, Assumed Liabilities or the Manufacturing Agreement; or

            (d) any loan agreement, note, bond, debenture or any other indebtedness to any person, firm or corporation.

     Copies of all Material Contracts have been provided to the Buyer or its counsel prior to the execution of this Agreement, and all such copies are true, correct and complete and have been subject to no amendment, extension or other modification as of the date hereof, except such as are described in Schedule
                                                                    --------
4.11. All of the Material Contracts are valid, subsisting, in full force and
- ----
effect and binding upon the Seller and, except as described in Schedule 4.11,
                                                               -------------
the Seller has paid in full or accrued all amounts now due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder.

     Except as listed and described in Schedule 4.11, (i) neither the Seller
                                       -------------
nor, to its knowledge, any other party, is in default, nor has received a written notice of an event of default under, any Material Contract (a "default" being defined for purposes hereof as an actual default or the existence of any set of facts which would, upon receipt of notice or passage of time, constitute a material default); and (ii) no approval or consent of any person is needed in order that the Material Contracts will continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

     The information regarding the vendor commitments set forth on Schedule
                                                                   --------
1.3(a) is true, correct and complete, there are no other vendor commitments for
- ------
which the Seller has any obligation or liability other than those set forth on
Schedule 1.3(a), and all such vendor commitments relate solely to the
- ---------------
Manufacturing Agreement.

     4.12   Litigation.  Except as disclosed in Schedule 4.12, there is no
            ----------                          -------------
proceeding or litigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller (or any facts which could lead to such proceeding or litigation) regarding the Seller or its business, properties or assets, at law or in equity, before any federal, state or local court or any other governmental or administrative agency, and there are no judgments, orders, consent decrees, injunctions, administrative orders, notices of violation or other mandates outstanding which adversely affect or may adversely affect the business, operations, property, financial condition or prospects of the Seller.

     4.13   Insurance.  There is listed on Schedule 4.11 each insurance policy
            ---------                      -------------
maintained by the Seller with respect to the Purchased Assets and the Manufacturing Agreement, including a designation of which such policies, if any, are assignable to the Buyer, and a brief description of the extent to which the Seller has self-insured the Purchased Assets and the Manufacturing Agreement.

     4.14   Compliance with Laws.  The Seller to its knowledge has conducted and
            --------------------
is conducting its business in material compliance with applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it, except for notices of noncompliance which have been remedied to the satisfaction of the appropriate agency or authority. Except as disclosed in Schedule 4.14, the Seller is not now
             -------------
charged with, and to its knowledge, is not now under investigation with respect to, any possible material violation of any applicable law, statute, ordinance, regulation, rule, order or requirement relating to any of the foregoing. Except as disclosed in Schedule 4.14, the Seller to its knowledge has all necessary
                -------------
permits, licenses, orders, ratings and approvals of all federal, state, local or foreign governmental or regulatory bodies for it to operate its business facilities as presently operated and to conduct its business as presently conducted ("Necessary Permits") and, to the knowledge of the Seller, all other such permits, licenses, orders, ratings and approvals required by applicable law or regulation and all such permits are in full force and effect.

     4.15   Employee Benefit Plans.  Schedule 4.15 lists each pension plan,
            ----------------------   -------------
profit-sharing plan, deferred compensation plan, severance pay plan, and hospitalization, disability, health or other employee insurance or benefit plan established and maintained by the Seller or to which the Seller is or may be obligated to contribute or for which Seller may have any liability, including, but not limited to, each such plan subject to the provisions of ERISA (individually a "Plan" and collectively, the "Plans"). Each Plan is in compliance with applicable law and has been and currently is administered and operated in accordance with its terms. Each Plan which is intended to be "qualified" within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended, has received a favorable determination letter from the Internal Revenue Service and no event has occurred and no condition exits which could reasonably be expected to result in the revocation of any such determination. None of the Plans is or has been subject to Title IV of ERISA. All required contributions to, and all payments with respect to, the Plans have been timely made.

     4.16   Employees.  Schedule 4.16 sets forth a true and complete list of all
            ---------   -------------
employees of the Seller including each such employee's job title, remuneration and duration of employment period. Except as disclosed in Schedules 4.11 and
                                                          ------------------
4.15, the Seller is not a party to any written or oral employment, service or
- ----
pension agreement. The Seller is not a party to, and none of its employees are subject to, any collective bargaining agreement or other union contract. Except as set out on Schedule 4.16, to the knowledge of the Seller, no employee or intended employee of the Seller is a party to any non-competition or confidentiality agreement with any other party. The Seller has conducted its business in compliance in all material respects with federal, state and local laws affecting employment and employment practices, including terms and conditions of employment and wages and hours. Schedule 1.3(b) sets forth a true
                                               ---------------
and complete description of all layoffs, furloughs, and terminations of employment of employees by the Seller and its affiliates located within a single site as defined by the WARN Act since January 1, 1996, except for terminations for cause or voluntary terminations by employees. The written notice included in
Schedule 1.3(b) was duly given to each employee of the Seller temporarily laid off on or about May 22, 1996.

     4.17   Environmental and Safety Matters.  The Seller has received no notice
            --------------------------------
of any asserted violation by the Seller of any applicable federal, state, or local pollution, ecological control, health or safety requirement or regulation, including without limitation, any requirement or regulation as to hazardous materials storage or disposal, effluent disposal, ambient air quality and sewage, and any applicable requirement of the Occupational Health and Safety Administration ("OSHA"), except for such notices which have been remedied to the satisfaction of the appropriate agency or authority. Further, the Seller has no knowledge of any facts or circumstances which it reasonably believes would constitute any such violation by the Seller or any other person which would have a material adverse effect upon its business, the Purchased Assets or the Manufacturing Agreement, including without limitation any lien or encumbrance which might arise under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S)9601-9657 ("CERCLA") or under any comparable provisions of Arizona state law. The Seller to its knowledge has never sent or arranged for the transportation of hazardous materials to a site, or owned or operated a site, which, pursuant to CERCLA or any similar state law, has been placed or is proposed (by the United States Environmental Protection Agency ("EPA") or similar state authority) to be placed, on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list. There are no underground fuel or other storage tanks located at any of the facilities of the Seller. Except as disclosed in Schedule 4.17, to the knowledge
                                                 -------------
of Seller, there have been no unpermitted releases or threatened releases that are or at any time were reasonably likely to occur of hazardous materials on, upon, into, or from any real estate owned or leased by or other assets of the Seller; and, to the knowledge of the Seller, there have been no releases on, upon, from, or into any real property in the vicinity of such real estate or other assets of the Seller or which, through the soil, groundwater, or surface water, may have come to be located on, upon, or under such real estate or other assets.

     4.18   Disclosure of Material Information.  To the knowledge of the Seller,
            ----------------------------------
neither this Agreement (including the Schedules hereto) nor any document, certificate or instrument furnished in connection herewith contains, with respect to the Seller, any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     4.19   Brokers.  Neither the Seller nor anyone acting on its behalf, has
            -------
engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the sale of the Purchased Assets or the buy out of the Manufacturing Agreement, this Agreement or the transactions contemplated hereby.

     4.20   Continuing Representations.  The representations and warranties of
            --------------------------
the Seller herein contained and the contents of all Schedules annexed hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

     4.21   Sole Representations and Warranties.  The representations and
            -----------------------------------
warranties contained in this Section 4 are the only express representations and warranties made by Seller in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by Seller to the Buyer, and all other warranties, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are expressly disclaimed.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER
            ---------------------------------------

     The Buyer hereby represents and warrants to the Seller as follows:

     5.1    Organization.  The Buyer is a corporation duly organized, validly
            ------------
existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate or otherwise) to own or lease its property and carry on its business as and how such business is now conducted, and to consummate the transactions contemplated by this Agreement.

     5.2    Authority.  The execution, delivery and performance of this
            ---------
Agreement and the Related Documents by or on behalf of the Buyer have been duly and validly authorized by the Buyer and this Agreement and such Related Documents will be valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

     5.3    No Violation.  The entering into of this Agreement and the Related
            ------------
Documents by the Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) violate the provisions of any applicable laws of the United States or the State of Delaware or the Certificate of Incorporation or By-Laws of the Buyer, or (ii) violate any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of the Buyer under, any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which the Buyer is a party or by which the Buyer is bound, or to which any property of the Buyer is subject. No default or breach will occur in any material respect by virtue of the consummation of the transactions contemplated herein under any material contract, agreement, indenture or other instrument applicable to the Buyer.

     5.4    Continuing Representations.  The representations and warranties of
            --------------------------
the Buyer herein contained shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

     5.5    Sole Representations and Warranties.  The representations and
            -----------------------------------
warranties contained in this Section 5 are the only express representations and warranties made by Buyer in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by Buyer to the Seller, and all other warranties, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are expressly disclaimed.

SECTION 6.  CONDITIONS
            ----------

     6.1    Conditions to Obligations of the Buyer.  The obligations of the
            --------------------------------------
Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

            6.1.1   Representations; Performance of Obligations.  All of the
                    -------------------------------------------
representations and warranties of the Seller contained in Section 4 hereof shall remain true and correct as of the Closing Date and the Seller shall have performed, on or before the Closing Date, all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

            6.1.2   Transfer of Purchased Assets and Buy Out of the
                    -----------------------------------------------
Manufacturing Agreement. All of the Purchased Assets shall be effectively sold,
- -----------------------
transferred, conveyed and assigned to the Buyer. The Manufacturing Agreement shall have been effectively bought out by the Buyer. All of the deeds, conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents referenced in Section 3.2 shall be executed, delivered and filed or recorded.

            6.1.3   Consent to Buy Out of Manufacturing Agreement.  The consent
                    ---------------------------------------------
of HealthRider, Inc. to the buy out of the Manufacturing Agreement shall have been obtained, substantially in the form attached hereto as Exhibit B and the Seller shall have delivered written notice to HealthRider, Inc. of the effectiveness of such buy out.

            6.1.4   Opinion of Seller's Counsel.  The Buyer shall have received
                    ---------------------------
the opinion of Plattner, Schneidman & Schneider, P.C., counsel to the Seller, in substantially the form attached hereto as Exhibit C.

            6.1.5   Corporate Documents.  The Buyer shall have received:
                    -------------------

            (a) Certificate of the Secretary of the Seller certifying the incumbency of officers and the resolutions adopted by the Company's directors and shareholders authorizing the transaction and Seller's By-laws;

            (b) Articles of Incorporation of the Seller certified as of a recent date from the Secretary of State of the State of Arizona; and

            (c) Certificates of corporate good standing and legal existence from the Secretary of State of the State of Arizona.

            6.1.6   Physical Properties.  As of the Closing Date, there shall
                    -------------------
have occurred no material physical damage to or destruction or loss of (whether or not covered by insurance) any of the Purchased Assets.

          6.1.7  No Pending Action; Legality; Governmental Authorization.
                 -------------------------------------------------------
Except as disclosed in Schedule 6.17, no investigation by any governmental
                       -------------
authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, in the reasonable judgment of Buyer could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Purchased Assets and/or the buy out of the Manufacturing Agreement). Buyer's purchase of and payment for the Purchased Assets and/or the buy out of the Manufacturing Agreement (a) shall not be prohibited by any applicable law or governmental order, rule, ruling, regulation, release or interpretation, (b) shall not subject Buyer to any penalty, tax, liability or, in Buyer's reasonable judgment, any other onerous condition under or pursuant to any applicable law, statute, ordinance, regulation or rule, (c) shall not constitute a fraudulent or voidable conveyance under any applicable law and (d) shall be permitted by all applicable laws, statutes, ordinances, regulations and rules of the jurisdictions to which Buyer is subject. The Seller shall have caused to have been obtained or made and be in full force and effect all approvals, consents, approvals, waivers, authorizations and other orders of, and declarations, filings, registrations, qualifications and recordings with, any governmental authority necessary to be obtained or made by the Seller in order to permit the consummation of the transactions contemplated hereby, and, without limiting the generality of the foregoing, all requirements and conditions under all applicable state laws, rules and regulations regarding bulk transfers shall have been satisfied and all necessary filings, if any, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), shall have been made and all applicable waiting periods thereunder shall have expired or been terminated.

          6.1.8. Closing of HealthRider.  The closing of the Buyer's
                 ----------------------
acquisition of the assets of HealthRider, Inc. shall have been consummated.

          6.1.9. Consent of GECC.  General Electric Credit Corporation shall
                 ---------------
have approved and consented to the Buyer's execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          6.1.10 Mutual General Release. The Parties shall deliver a duly
                 ----------------------
executed mutual general release dated as of the Closing of all obligations and liabilities, whether arising in contract, tort or otherwise, other than those obligations and liabilities of each party under this Agreement, of Buyer, IHF, HealthRider, Inc. and their respective affiliates to Seller and of such obligations and liabilities of Seller to such parties in a form acceptable to Buyer.

     6.2    Conditions to Obligations of the Seller.  The obligation of the
            ---------------------------------------
Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

            6.2.1     Representations; Performance of Obligations.  All
                      -------------------------------------------
representations and warranties of the Buyer contained in Section 5 of this Agreement shall remain true and correct as of the Closing Date and the Buyer shall, on or before the Closing Date, have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing Date.

            6.2.2     Consent to Buy Out of Manufacturing Agreement.  The
                      ---------------------------------------------
consent of HealthRider, Inc. to the buy out of the Manufacturing Agreement shall have been obtained, substantially in the form attached hereto as Exhibit B.

            6.2.3     Opinions of Counsel.  The Seller shall have received the
                      -------------------
opinions of Hutchins, Wheeler & Dittmar, special counsel to the Buyer, and Brad
H. Bearnson, general counsel to the Buyer, substantially in the forms attached hereto as Exhibits D(l) and D(2).

SECTION 7.  COVENANTS
            ---------

     7.1    Access.  The Seller shall, upon reasonable notice, give Buyer and
            ------
its representatives full and free access to all the Purchased Assets and all books, contracts, commitments and records of the Seller relating thereto and to the Manufacturing Agreement during reasonable business hours, including, without limitation, to permit the audit provided for in Section 2.2. In addition, Seller, upon reasonable notice and only in order to comply with federal or state regulatory requirements, shall give Buyer and its representatives full and free access to the books, contracts and accounting records of Seller so as to permit Buyer's accounting representatives to issue an unqualified opinion on the financial position and results of operations of the Seller for any period so required.

     7.2    Satisfaction of Conditions.  The Seller shall use its best efforts
            --------------------------
to accomplish the satisfaction of the conditions precedent to Closing contained in Section 6.1 herein or prior to the Closing Date.

     7.3    No Solicitation; Confidentiality.  Prior to the termination of this
            --------------------------------
Agreement pursuant to Section 8 hereof, neither the Seller nor any Individual will (i) enter into any letter of intent or agreement relating to the possible direct or indirect acquisition of all or a portion of the Purchased Assets or
(ii) discuss or disclose the terms of this Agreement with any person (except as may be required by law or except as may be required in connection with the transactions contemplated by this Agreement to affiliates, officers, directors, employees and agents of the Seller) without the prior written approval of Buyer.

     7.4    Accuracy of Representations and Warranties.  Without the prior
            ------------------------------------------
written consent of Buyer, neither the Seller nor any Individual will take any action from the date hereof to the Closing Date, whether as an officer, director or stockholder of the Seller or otherwise, that would cause any representation or warranty of the Seller contained in this Agreement to become untrue or cause the breach of any agreement hereof or covenant contained herein. The Seller will promptly bring to the attention of the Buyer any facts which come to its attention that would cause any of the representations and warranties of the Seller to be untrue or materially misleading in any respect.

     7.5    Compliance with Bulk Transfer Requirements.  The Seller shall comply
            ------------------------------------------
with all of the requirements imposed on a transferor in a bulk transfer under
Article 6 of the Uniform Commercial Code as in effect in the State of Arizona (the "UCC") such that the transfer of the Purchased Assets to the Buyer and the buy out of the Manufacturing Agreement by the Buyer will be effective against all creditors of the Seller free and clear of any lien, charge or encumbrance arising under said Article 6. The Buyer shall comply with all of the requirements imposed on a transferee in a bulk transfer under Article 6 of the UCC such that the transfer of the Purchased Assets to the Buyer and the buy out of the Manufacturing Agreement by the Buyer will be effective against all creditors of the Seller free and clear of any lien, charge or encumbrance arising under said Article 6. The Buyer and the Seller will each continue to comply with their respective requirements as a transferee and transferor in a bulk transfer under Article 6 of the UCC after the Closing.

     7.6    Tax Matters.  As soon as practicable after the Closing, but in no
            -----------
event later than sixty (60) days from the Closing, the Seller agrees to deliver to Buyer a tax good standing certificate from the Department of Revenue (or similar agency) of the State of Arizona. The Seller agrees to pay any and all taxes due and owing to the State of Arizona necessary to obtain such tax good standing certificate. The Seller shall remain responsible for and pay when due any excise or similar taxes based solely on the value of the Purchased Assets for all periods prior to the Closing, and the Buyer shall be responsible for and pay when due any such taxes for all periods after the Closing. The Seller and the Buyer each agree to promptly reimburse the other for any such taxes paid by one of them that is the obligation of the other pursuant to this section.

     7.7    Further Assurances.  At any time or times after the Closing Date
            ------------------
that the Buyer shall request, the Seller shall execute any and all consents, acknowledgments, agreements, assignments and other documents necessary or appropriate to vest or evidence in the Buyer any and all Purchased Assets, to buy out the Manufacturing Agreements and all other rights or actions to which the Buyer is entitled under this Agreement.

     7.8    Limitations on Certain Corporate Actions.  The Seller shall not,
            ----------------------------------------
from and after the Closing Date for a period of three (3) years from the Closing Date, dissolve or otherwise terminate its legal existence or merge with, or consolidate into, any other corporation in any merger or consolidation in which it is not the surviving or resulting corporation.

     7.9    Covenant Not to Compete.
            -----------------------

            (a)  Duration and Extent of Restriction.  For a period of three (3)
                 ----------------------------------
     years following the Closing hereunder, neither the Seller nor any Individual (each, a "Noncompetition Party") will directly or indirectly, whether alone or in association with any person or entity, (i) manage, operate, be employed by, provide consulting services to, participate in, engage in, or own any interest in, any business operating in the United States of America or Canada which is engaged in the design, manufacture, marketing, sale or service of fitness and/or exercise equipment, (ii) induce or attempt to influence any customer or supplier of the Buyer or Seller to terminate or otherwise decrease the level of business to be conducted by such customer or supplier with the Buyer after the Closing Date, or (iii) induce or attempt to influence any employee of the Buyer to terminate his or her employment with the Buyer. Notwithstanding the foregoing, each Noncompetition Party may manufacture or sell golf-related products and continue to manufacture and sell the foam abdominal headrest solely to the current customer therefor.

            (b)  Remedies for Breach.  Each Noncompetition Party acknowledges
                 -------------------
     that the restrictions contained in subparagraph (a) above are reasonable and necessary to protect the Buyer's legitimate interests and that any violations thereof would result in irreparable injury to the Buyer. Each Noncompetition Party therefore acknowledges and agrees that, in the event of any violation thereof, the Buyer shall be authorized and entitled to obtain, from any court of competent jurisdiction, preliminary and permanent injunctive relief, as well as an equitable accounting of all profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the Buyer may be entitled. In the event that subparagraph (a) above is adjudged to be in any respect an unreasonable restriction upon a Noncompetition Party, then the scope of such restrictions shall be reduced by the elimination of such portion thereof so that such restrictions may be enforced as it is adjudged to be reasonable.

            (c)  Extension of Restriction.  In the event of any breach or
                 ------------------------
     violation of the restriction contained in subparagraph (a) above, the period therein specified shall abate during the time of any violation thereof, and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

            (d)  Consideration; Authority and Enforceability.  Each
                 -------------------------------------------
     Noncompetition Party hereby acknowledges the receipt and sufficiency of ten dollars ($10) and other good and valuable consideration in respect of this noncompetition covenant. Each Individual represents and warrants that, with respect to this noncompetition covenant: (i) he or she has the legal capacity, power and authority to enter into it; and (ii) it constitutes his or her legal, valid and binding obligation enforceable against him or her in accordance with its terms.

     7.10   WARN Act Liability.  The Seller agrees to cooperate with the Buyer
            ------------------
and take all reasonable measures to assist the Buyer in reducing to the maximum extent possible the WARN Act liability being assumed by the Buyer pursuant to
Section 1.3(b) both before and after the Closing, provided such cooperation and measures shall not require Seller to incur any expense, cost or liability.

     7.11   Vendor Commitments.  Both parties agree to cooperate and jointly
            ------------------
seek to reduce to the maximum extent possible any liability in respect of the vendor commitments listed in Schedule 1.3(a) both before and after the Closing,
                             ---------------
and neither party shall settle or compromise any obligation or pay any amount to any such vendor from and after the date hereof without the consent of the other, which consent shall not be unreasonably withheld or delayed.

SECTION 8.  TERMINATION
            -----------

     8.1    Termination of Agreement.  This Agreement and the transactions
            ------------------------
contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date:

            (a)  Mutual Consent.  By mutual written consent of the Buyer and the
                 --------------
     Seller;

            (b)  Court Order.  By the Buyer or the Seller if any court of
                 -----------
     competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

            (c)  Failure to Close by August 31, 1996. By the Buyer or the Seller
                 -----------------------------------
     if the transactions contemplated hereby shall not have been consummated on or before August 31, 1996; provided, however, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

            (d)  Termination by Seller.  By the Seller upon notice to Buyer at
                 ---------------------
     any time on or prior to August 31, 1996 if (i) a condition to the performance of the Seller set forth in Section 6.2 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by the Buyer or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by the Buyer pursuant hereto shall be materially false or misleading; or

            (e)  Termination by Buyer.  By the Buyer by notice to the Seller at
                 ---------------------
     any time on or prior to August 31, 1996, if (i) a condition to the performance of the Buyer set forth in Section 6.1 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by the Seller or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by the Seller pursuant hereto shall be materially false or misleading.

     8.2    Effect of Termination and Right to Proceed.  If this Agreement is
            ------------------------------------------
terminated pursuant to this Section 8, then except as provided below, all further obligations of the Buyer and the Seller under this Agreement shall terminate without further liability of the Buyer or any affiliate thereof to the Seller or of the Seller to the Buyer or any affiliate thereof, except, in the case of termination pursuant to Section 8.1(d) or Section 8.1(e), as to liability for misrepresentation, breach or default in connection with any warranty, representation, covenant or obligation given, occurring or arising to the date of termination. In addition, anything in this Agreement to the contrary notwithstanding, if any of the conditions to obligations specified in Section
6.1 hereof have not been satisfied, the Buyer, in addition to any other rights which it may have, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby and if any of the conditions to the obligations of the Seller specified in Section 6.2 hereof have not been satisfied, the Seller in addition to any other rights which may be available to it, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby.

SECTION 9.  INDEMNIFICATION
            ---------------

     9.1    Indemnification, General.  The Buyer agrees to indemnify, defend,
            ------------------------
save and hold harmless the Seller from and against any Loss incurred or sustained by it, which shall arise out of, result from or constitute any breach of any representation, warranty, agreement or covenant by the Buyer, or restriction imposed upon the Buyer, or non-fulfillment of any obligation of the Buyer (including the Buyer's obligation to discharge the Assumed Liabilities), under this Agreement or the Related Documents or any exhibit, schedule, certificate or other document furnished in connection herewith, and IHF agrees to so indemnify the Seller solely for any failure by Buyer to pay the Purchase Price and/or the Buy Out Payment when otherwise due hereunder. The Seller agrees to indemnify, defend, save and hold harmless the Buyer from and against any Loss incurred or sustained by it, which shall arise out of, result from or constitute any breach of any representation, warranty, agreement or covenant by the Seller or any Individual or restriction imposed upon the Seller or any Individual or non-fulfillment of any obligation of the Seller or any Individual (including the Seller's obligation to discharge the Retained Liabilities), under this Agreement or the Related Documents, or any exhibit, schedule, certificate or other document furnished in connection herewith. The Seller agrees to indemnify the Buyer for any and all taxes assessed against it as a transferee of the Seller. Said indemnification shall include interest, penalties and the cost of defending any such transferee assessments. As used herein, the term "Loss" refers to any damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding), the term "Indemnified Party" refers to the party or parties entitled to indemnification pursuant to this Section 9, and the term "Indemnifying Party" refers to the party or parties obligated to indemnify the Indemnified Party pursuant to this
Section 9.

     9.2    Environmental Indemnification.  The Seller agrees to indemnify,
            -----------------------------
defend, save and hold harmless the Buyer from and against any and all costs, fees, fines, claims or penalties of any kind related to Hazardous Materials at, in, under or near the land and the buildings thereon known as and numbered 2401 and 2501 East Magnolia Street, Phoenix, Arizona (the "Premises"), unless caused by the Buyer or its agents in the removal of any of the F,F&E from the Premises, including, but not limited to, costs of investigation, damages, defenses, judgments, suits, proceedings, disbursements, negotiation, remediation and reasonable attorney's fees and costs. For the purposes of this Section 9, "Hazardous Materials" shall mean and include any and all substances which are defined, determined or identified as such by any and all applicable federal, state or local statutes, regulations or rules.

     9.3    Survival of Representations and Warranties.  For the purposes of
            ------------------------------------------
this Section 9, the representations and warranties of the parties hereto shall survive the Closing for three (3) years from the Closing Date, except that the Seller's representations and warranties with respect to tax and environmental matters shall survive for the applicable statute of limitations for the underlying claim. Any claim for indemnification hereunder for any breach of any representation or warranty must be made by notice to the Indemnifying Party within such period and shall be deemed to have arisen, for the purposes of this
Section 9, as of the date of such notice.

     9.4    Deductible.  Except as provided in the following sentence, no
            ----------
indemnification pursuant to Section 9.1 hereof shall be required of the Indemnifying Party hereunder unless and until the aggregate amount due the Indemnified Party for all claims under this Section 9 shall exceed $15,000 (the "Deductible"). Notwithstanding the foregoing, no claim that regardless of amount, arises out of (i) the Buyer's failure to pay any Assumed Liability, (ii) the Seller's failure to pay any Retained Liability or (iii) the Seller's failure to pay any of its tax obligations, shall at any time be subject to the Deductible.

     9.5    Claims.
            ------

            (a)  Defense of Claims.  Should any claim be made, or suit or
                 -----------------
     proceeding be instituted against an Indemnified Party which, if valid or prosecuted successfully, would be a matter for which such Indemnified Party is entitled to indemnification under this Agreement (a "Claim"), the Indemnified Party shall notify the Indemnifying Party in writing concerning the same promptly after the assertion or commencement thereof. The Indemnified Party shall in the first instance file in a timely manner any answer or pleading with respect to a suit or proceeding if such action is necessary to avoid default or other material adverse results.

            The party having the greater risk of financial loss with respect to such Claim (the "Lead Party") shall control the defense thereof and shall use its best efforts to defeat or minimize any loss resulting from such Claim; provided, however, that if the Buyer is the Indemnified Party and it reasonably believes that such claim is of such a nature that it may jeopardize the Buyer's ability to continue to use the Purchased Assets and/or the Manufacturing Agreement or any material portion thereof and so advises the Seller in advance and in writing of the facts supporting such conclusion, then the Buyer shall control the defense thereof without regard to whether or not the Buyer has the greater risk of financial loss. Except in the case of Claims with respect to which the Buyer is the Indemnified Party and regarding which the Buyer reasonably believes may jeopardize the Buyer's ability to continue to use the Purchased Assets and/or the Manufacturing Agreement, any determination of the Lead Party hereunder shall give due regard to all of the provisions of this Section 9 and the amount of the reasonable and likely value of the Claim, if valid or prosecuted successfully. The Lead Party shall provide the other party (the "Non-Lead Party") with such information and opportunity for consultation (including estimations regarding costs and fees) as may reasonably be requested and the Non-Lead Party shall be entitled, at its own expense, to participate in the defense of a claim and to engage counsel for such purpose.

            (b) Settlement of Claims.  No settlement of a Claim involving
                --------------------
     liability of the Indemnified Party under this Section 9 shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. No settlement involving liability of the Indemnified Party shall be made without its prior written consent thereto, which consent shall not be unreasonably withheld or delayed. In the event of any dispute regarding the reasonableness of a proposed settlement, the party which will bear the larger financial loss resulting from such settlement and the application of the indemnification provisions set forth in this Section 9 will make the final determination in respect thereto, which determination will be final and binding on all involved parties, provided that any such settlement shall include an unconditional release by the claimant of the Indemnified Party and shall not impose any obligation or restriction on the Indemnified Party.

SECTION 10.  MISCELLANEOUS
             -------------

     10.1   Fees and Expenses.  Each of the parties will bear its own expenses
            -----------------
in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

     10.2   Law Governing; Jurisdiction.  This Agreement shall be governed by
            ---------------------------
and construed in accordance with the domestic substantive laws of the State of Utah. The parties agree that any legal proceeding arising out of or relating to this Agreement or the alleged breach thereof be brought in any state court within Maricopa County or any federal district court within the State of Arizona, and the parties hereto expressly consent to the personal jurisdiction and venue of such federal and state courts and to service of process being effected upon them by registered mail sent to the addresses set forth in Section 10.3.

     10.3   Notices.  Any notices or other communications required or permitted
            -------
hereunder shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

                      If to the Buyer or IHF:

                      c/o Icon Health & Fitness, Inc.
                      1500 South 1000 West
                      Logan, Utah 84321
                      Telecopier:  801-750-5238

                      Attention:  Brad H. Bearnson - General Co

                      With copies to:

                      Kruse, Landa & Maycock, L.L.C.
                      Eighth Floor, Bank One Tower
                      50 West Broadway (300 South)
                      Salt Lake City, Utah 841 01
                      Telecopier:  801-359-3954
                      Attention:  Lyndon L. Ricks, Esq.

                      and:

                      Olson & Hoggan, P.C.
                      88 West Center
                      Logan, Utah 84321

                      Telecopier:  801-753-2699
                      Attention:  Miles P. Jensen, Esq.

                      If to the Seller, Wilkinson or DuVall:

                      c/o Parkway Manufacturing, Inc.
                      2401 E. Magnolia
                      Phoenix, Arizona 85016
                      Telecopier:  602-267-1928
                      Attention:  Kerry Wilkinson, President

                      With copies to:

                      Plattner, Schneidman & Schneider, P.C.
                      1707 East Highland, Suite # 190
                      Phoenix, Arizona 85016
                      Telecopier:  602-285-5589
                      Attention:  Jeff Schneidman, Esq.

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two days after being sent by Federal Express, if sent by Federal Express,
(c) one day after being delivered, if delivered by telecopier with confirmation of good transmission, and (d) three days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     10.4   Entire Agreement.  This Agreement, including the Schedules and
            ----------------
Exhibits referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties, have been expressed herein or in said Schedules or Exhibits.

     10.5   Amendment.  This Agreement may not be amended, and any waiver,
            ---------
change, modification, consent or discharge may not be effected, except by an instrument in writing signed by the parties hereto.

     10.6   Assignability.  This Agreement shall be binding upon, and shall be
            -------------
enforceable by, and inure to the benefit of, the parties and their respective heirs, personal representatives, successors and assigns but it shall not be assignable by any party without the prior written consent of the other party provided, however, that the Buyer may (a) assign its indemnification rights
- --------  -------
under Section 9 hereof to General Electric Credit Corporation or any successor senior lender; (b) assign any or all of its rights and interests hereunder to one or more of its affiliates; and (c) designate one or more of its affiliates to perform its obligations hereunder (but in any or all of such cases the Buyer shall nonetheless remain responsible for the performance of all of its obligations hereunder).

     10.7   Waivers; Severability.  The failure of the parties to require the
            ---------------------
performance of a term or obligation under this Agreement or the waiver by a party of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

     10.8   Section Headings.  The Section and other headings contained in this
            ----------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     10.9   Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     10.10  Attorneys' Fees.  In the event that any action is brought to
            ---------------
enforce any of the provisions of this Agreement, or to obtain money damages for the breach hereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the nonprevailing party.

     10.11  Third Party Beneficiaries.  No person not a party hereto shall be
            -------------------------
a third party beneficiary of any provision of this Agreement.


                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first above written.

Attest:                                       ICON HEALTH & FITNESS, INC.


______________________________                By:
                                                -------------------------------
Name:_________________________                  Name:
                                                     --------------------------
Title:________________________                  Title:
                                                      -------------------------


Attest:                                       HEALTHRIDER ACQUISITION CORP.


_____________________________                 By:
                                                 ------------------------------
Name:________________________                   Name:
                                                     --------------------------
Title:_______________________                   Title:
                                                      -------------------------



Attest:                                       PARKWAY MANUFACTURING, INC.


       /s/ Larry Duvall                       By:     /s/  Kerry Wilkinson
- -----------------------------                    ------------------------------
Name:  /s/ Larry Duvall                         Name: Kerry Wilkinson
     ------------------------                        --------------------------
Title: /s/  SEC.                                Title:    President
      -----------------------

Witness:

                                                      /s/ Kerry Willkinson
_____________________________                 _________________________________
Name:________________________                 Kerry Wilkinson

Witness:
                                                     /s/ Larry Duvall
_____________________________                 _________________________________
Name:________________________                 Larry DuVall

Witness:
                                                     /s/ Tina Duvall
_____________________________                 _________________________________
Name:________________________                 Tina DuVall

82550-5